UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2019 (May 28, 2019)

OWL ROCK CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue 38th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 419-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 1.01 Entry into a Material Definitive Agreement

On May 28, 2019 (the “Closing Date”), Owl Rock Capital Corporation (the “Company”) completed a $596.1 million term debt securitization transaction (the “CLO Transaction”), also known as a collateralized loan obligation transaction, which is a form of secured financing incurred by the Company.  The secured notes and preferred shares issued in the CLO Transaction and the secured loan borrowed in the CLO Transaction were issued and incurred, as applicable, by the Company’s consolidated subsidiaries Owl Rock CLO I, Ltd., an exempted company incorporated in the Cayman Islands with limited liability (the “Issuer”), and Owl Rock CLO I, LLC, a Delaware limited liability company (the “Co-Issuer” and together with the Issuer, the “Issuers”) and are backed by a portfolio of collateral obligations consisting of middle market loans and participation interests in middle market loans as well as by other assets of the Issuer.

The CLO Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the Closing Date (the “Indenture”), by and among the Issuers and State Street Bank and Trust Company:  (i) $242 million of AAA(sf) Class A Notes, which bear interest at three-month LIBOR plus 1.80%, (ii) $30 million of AAA(sf) Class A-F Notes, which bear interest at a fixed rate of 4.165%, and (iii) $68 million of AA(sf) Class B Notes, which bear interest at three-month LIBOR plus 2.70% (together, the “Secured Notes”) and (B) the borrowing by the Issuers of $50 million under floating rate loans (the “Class A Loans” and together with the Secured Notes, the “Debt”), which bear interest at three-month LIBOR plus 1.80%, under a credit agreement (the “Credit Agreement”), dated as of the Closing Date, by and among the Issuers, as borrowers, various financial institutions, as lenders, and State Street Bank and Trust Company, as collateral trustee and loan agent.  The Debt is secured by the middle market loans, participation interests in middle market loans and other assets of the Issuer.  The Class A Loans may be exchanged by the lenders for Class A Notes at any time, subject to certain conditions under the Credit Agreement and the Indenture.  The Debt is scheduled to mature on May 20, 2031.  The Secured Notes were privately placed by Natixis Securities Americas, LLC and SG Americas Securities, LLC.

Concurrently with the issuance of the Secured Notes and the borrowing under the Class A Loans, the Issuer issued approximately $206.1 million of subordinated securities in the form of 206,106 preferred shares at an issue price of U.S.$1,000 per share (the “Preferred Shares”).  The Preferred Shares were issued by the Issuer as part of its issued share capital and are not secured by the collateral securing the Debt. The Company purchased all of the Preferred Shares.  The Company acts as retention holder in connection with the CLO Transaction for the purposes of satisfying certain U.S. and European Union regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of the Preferred Shares.

As part of the CLO Transaction, the Company entered into a loan sale agreement with the Issuer dated as of the Closing Date, which provided for the sale and contribution of approximately $247 million par amount of middle market loans from the Company to the Issuer on the Closing Date and for future sales from the Company to the Issuer on an ongoing basis.  Such loans constituted part of the initial portfolio of assets securing the Debt.  The remainder of the initial portfolio assets securing the Debt consisted of approximately $328 million par amount of middle market loans purchased by the Issuer from ORCC Financing II LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the Closing Date between the Issuer and ORCC Financing II LLC.  The Company and ORCC Financing II LLC each made customary representations, warranties, and covenants to the Issuer under the applicable loan sale agreement.

Through May 20, 2023, a portion of the proceeds received by the Issuer from the loans securing the Debt may be used by the Issuer to purchase additional middle market loans under the direction of Owl Rock Capital Advisors LLC (“ORCA”), the Company’s investment advisor, in its capacity as collateral manager for the Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle market loans.

The Debt is the secured obligation of the Issuers, and the Indenture and the Credit Agreement include customary covenants and events of default.  The Secured Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities (e.g., “blue sky”) laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or pursuant to an applicable exemption from such registration.

ORCA will serve as collateral manager for the Issuer under a collateral management agreement dated as of the Closing Date.  ORCA is entitled to receive fees for providing these services.  ORCA has waived its right to receive such fees but may rescind such waiver at any time.

The proceeds of the issuance and incurrence of the Debt, net of certain fees, will be used to repay revolving loans borrowed by ORCC Financing II LLC under a credit agreement dated May 22, 2018, and amended from time to time among ORCC Financing II LLC, as borrower, the lenders from time to time parties thereto, Natixis, New York Branch, as administrative agent, State Street Bank and Trust Company as collateral agent and Cortland Capital Market Services LLC as document custodian.

The above description of the documentation related to the CLO Transaction and other arrangements entered into on the Closing Date contained in this Current Report on Form 8-K do not purpose to be complete and are qualified in their entirety by reference to the underlying agreements, attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5.

Item 2.03 — Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

10.1                                                Indenture and Security Agreement, dated as of May 28, 2019, by and among Owl Rock CLO I, Ltd., as issuer, Owl Rock CLO I, LLC, as co-issuer, and State Street Bank and Trust Company, as collateral trustee.

10.2                                                The Class-A Credit Agreement, dated as of May 28, 2019, by and among Owl Rock CLO I, Ltd., as borrower, Owl Rock CLO I, LLC, as co-borrower, various financial institutions and other persons, as lenders, and State Street Bank and Trust Company, as collateral trustee and loan agent.

10.3                                                Collateral Management Agreement, dated as of May 28, 2019, between Owl Rock CLO I, Ltd., as issuer, and Owl Rock Capital Advisors LLC, as collateral manager.

10.4                                                Loan Sale Agreement, dated as of May 28, 2019, between Owl Rock Capital Corporation, as seller and Owl Rock CLO I, Ltd., as purchaser.

10.5                                                Loan Sale Agreement, dated as of May 28, 2019, between ORCC Financing II LLC, as seller and Owl Rock CLO I, Ltd., as purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Owl Rock Capital Corporation

Date: May 31, 2019	By:	/s/ Alan Kirshenbaum
Alan Kirshenbaum
Chief Operating Officer and Chief Financial Officer